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                                                                   EXHIBIT 1.1

                      Vodafone Group Public Limited Company

                                 Debt Securities

                        -------------------------------

                         FORM OF UNDERWRITING AGREEMENT



TO THE REPRESENTATIVES NAMED FROM TIME TO TIME IN THE APPLICABLE PRICING AGREEMENT HEREINAFTER DESCRIBED.

Ladies and Gentlemen:

         From time to time Vodafone Group Public Limited Company, a public limited company incorporated in England and Wales (the "Company"), proposes to enter into one or more Pricing Agreements (each a "Pricing Agreement") in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine and, subject to the terms and conditions stated herein and therein, to issue and sell to the several firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the "Securities") specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the "Designated Securities").

         The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the "Indenture") identified in such Pricing Agreement. In addition, the Pricing Agreement may contain, if appropriate, the terms and the conditions upon which the Designated Securities are to be offered or sold outside the United States and any provisions relating thereto.

         1. Particular sales of Designated Securities may be made from time to time by the Company to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the "Representatives"). The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities except as set forth in a Pricing Agreement, it being understood that the obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters, the principal amount of such Designated Securities to be



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purchased by each Underwriter and the underwriting discount and/or commission, if any, payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

     2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (a) The Company meets the requirements for the use of Form F-3 and a registration statement on Form F-3 (File No. 333-____), including a prospectus, relating to the Securities of the Company has been filed with the Securities and Exchange Commission (the "Commission") in accordance with applicable regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), and has been declared effective under the Act. Such registration statement, as amended to the date of this Agreement, is hereinafter referred to as the "Registration Statement", and such prospectus as proposed to be supplemented by a prospectus supplement (the "Prospectus Supplement") relating to the Designated Securities to be filed pursuant to Rule 424 under the Act is hereinafter referred to as the "Prospectus". Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date and time of this Agreement, and incorporated by reference in the Prospectus pursuant to the applicable form, excluding any documents or portions of such documents which are deemed under the rules and regulations of the Commission under the Act not to be incorporated by reference; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of this Agreement. For purposes of this Agreement, "Effective Time" with respect to the Registration Statement means (A) if the Company has not advised the Representatives that it proposes to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the Act, or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" with respect to the Registration Statement means the date of the Effective Time thereof;

          (b) No stop order suspending the effectiveness of the Registration Statement (as amended or supplemented) has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened;

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          (c) At the Effective Time, the Registration Statement and the
     Prospectus conformed, and any amendments thereof and supplements thereto relating to the Designated Securities will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when so filed as to form with the Exchange Act and the rules and regulations of the Commission thereunder; the Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission thereunder; and neither the Registration Statement on the Effective Date nor the Prospectus as of the date thereof and (as amended or supplemented) on the Time of Delivery of the Designated Securities included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the Registration Statement, not misleading, or in the case of the Prospectus, in light of the circumstances in which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations as to (i) that part of the Registration Statement which shall constitute a Trustee's Statement of Eligibility and Qualifications (Form T-1) under the Trust Indenture Act and (ii) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter of Designated Securities by the Representatives expressly for use in connection with the preparation of such documents;

          (d) The Company has been duly incorporated and is validly existing as a public limited company in good standing under the laws of England and Wales, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, as amended or supplemented; and

          (e) All material consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities having jurisdiction over the Company or any of its subsidiaries required for the issue and sale of the Designated Securities and for the execution and delivery by the Company of the applicable Pricing Agreement to be duly and validly authorized, have been obtained or made and are in full force and effect.

     3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

     4. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of



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the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company, in the funds specified in such Pricing Agreement, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the "Time of Delivery" for such Securities.

     5. The Company agrees with each of the Underwriters of any Designated
Securities:

          (a) To prepare the Prospectus as amended or supplemented in relation to the applicable Designated Securities in a form approved by the Representatives, which approval shall not be unreasonably withheld, and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Designated Securities and prior to the Time of Delivery for such Designated Securities which shall be reasonably disapproved by the Representatives for such Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports required to be filed by the Company with the Commission pursuant to
     Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Designated Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Designated Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

          (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of the distribution of the Designated Securities therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities, provided that in connection therewith the Company shall not be (i) required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or (ii) obligated to pay or reimburse the Underwriters for expenses (including fees and disbursements of counsel



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     for the Underwriters) to the extent that such payment or reimbursement, together with prior payments or reimbursements, exceed, in the aggregate, $10,000 in connection with the offering and sale of Designated Securities under state securities laws pursuant to this Agreement;

          (c) To furnish the Underwriters with copies of the Prospectus as amended or supplemented in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required under the Act at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; provided, however, that in case any Underwriter is required under the Act to deliver a Prospectus in connection with the offering or sale of Designated Securities at any time more than 30 days after the date of the related Pricing Agreement, the cost of such preparation and furnishing of such amended or supplemented Prospectus shall be borne by the Underwriters of such Designated Securities;

          (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); and

          (e) During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the later of
     (i) the termination of trading restrictions for such Designated Securities, as notified to the Company by the Representatives and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

          (f) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of the Pricing Agreement for such Designated Securities, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

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     6. The Company covenants and agrees with the several Underwriters that the
Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or otherwise producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) subject to
Section 5(b)(ii) of this Agreement, all expenses in connection with the qualification of the Securities for offering and sale under state securities laws if required, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the reasonable fees and expenses of any Trustee and any agent of any Trustee and the reasonable fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; (viii) all U.K. stamp or other issuance or transfer taxes (if any) arising as a result of the issuance, sale and delivery outside the United Kingdom of the Securities by the Underwriters to the initial purchasers thereof in the manner contemplated under this Agreement; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct in all material respects, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Prospectus as amended or supplemented in relation to such Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of the Pricing Agreement for such Designated Securities; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

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          (b) U.S. Counsel for the Underwriters shall have furnished to the
     Representatives such written opinion or opinions, dated the Time of Delivery for such Designated Securities with respect to this Agreement, the Designated Securities, the Indenture, the Underwriting Agreement, the Prospectus and the Registration Statement (as amended a supplemental at the Time of Delivery for such Designated Securities) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters;

          (c) U.S. Counsel for the Company shall have furnished to the Representatives its written opinion, dated the Time of Delivery for such Designated Securities, substantially similar in form and substance to
     Schedule 7(c)(i) attached hereto and a letter, dated the Time of Delivery for such Designated Securities, substantially similar in form and substance to Schedule 7(c)(ii) attached hereto;

          (d) English counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery for such Designated Securities, substantially similar in form and substance to
     Schedule 7(d) attached hereto;

          (e) The Group General Counsel and Company Secretary (or any other person reasonably agreed by the Representatives in the applicable Pricing Agreement) shall have furnished to the Representatives his or her written opinion, dated the Time of Delivery for such Designated Securities, substantially similar in form and substance to Schedule 7(e) attached hereto;

          (f) On the date of the Pricing Agreement for such Designated Securities at a time prior to the execution of the Pricing Agreement with respect to the Designated Securities and at the Time of Delivery for such Designated Securities, each firm of independent accountants that has certified financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives and the directors of the Company a letter, dated the effective date of the Registration Statement or the date of the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than such effective date, and a letter dated such Time of Delivery, respectively, to the effect set forth in Annex II hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;

          (g) Except as contemplated in the Prospectus, as amended or supplemented, since the date of the Pricing Agreement relating to the Designated Securities there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries considered as a whole which the Representatives conclude, in their judgment, after consultation with the Company, materially impairs the investment quality of the Designated Securities so as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities as contemplated by the Prospectus and there shall not have been any decrease in the ratings of any of the Company's debt securities (or any public announcement that the ratings of any of the Company's debt securities are under surveillance or review, with negative implications) by either Moody's Investors


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     Service, Inc. or Standard & Poor's Rating Services, a division of the
     McGraw-Hill Companies, Inc.;

          (h) On or after the date of the Pricing Agreement relating to the Designated Securities there shall not have occurred any of the following:
     (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the London Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange or on the London Stock Exchange; (iii) a general moratorium on commercial banking activities in New York City or London declared by relevant authorities; or (iv) a change or development involving a prospective change in taxation in the United Kingdom affecting the transfer of the Securities or the imposition of exchange controls by the United States or the United Kingdom; (v) a material outbreak or escalation of hostilities involving the United States or the United Kingdom or the declaration by the United States or the United Kingdom of a national emergency or war or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, the United Kingdom or elsewhere, where the effect of any such event specified in paragraphs (i) through (vi) above is in the reasonable judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented relating to the Designated Securities, provided that the Representatives shall have consulted with the Company to the extent practicable prior to exercising their rights under this paragraph (h);

          (i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

          (j) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section.

     8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus as amended or supplemented, in each case, relating to the Designated Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged


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omission made in any preliminary prospectus, any preliminary Prospectus
Supplement, the Registration Statement, the Prospectus as amended or supplemented, in each case, relating to the Designated Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities; and provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to the Prospectus or the Prospectus as amended or supplemented to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold the applicable Designated Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding any documents incorporated by reference therein) or a copy of the Prospectus as then amended or supplemented (excluding any documents incorporated by reference therein) in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to such Underwriter in accordance with Section 5(c).

     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company, each of its directors, officers, employees and agents, and each person who controls the Company within the meaning of either the Act or the Exchange Act may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented, in each case, relating to the Designated Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and, in each case, relating to the Designated Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company, each of its directors, officers, employees and agents, and each person who controls the Company within the meaning of either the Act or the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall, so far as permitted by any insurance policy of the indemnified party and subject to the indemnifying party agreeing to indemnify the indemnified party against all judgments and other liabilities resulting from such action, be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after




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receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel, to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the representatives representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations (including, without limitation, any failure by a party, promptly after its receipt of notice of the commencement of any action in respect of which contribution may be sought under this subsection (d), to notify the other party in writing of the commencement of such action). The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth on the cover page of the Prospectus, as amended or supplemented. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

     (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee and agent of the Company and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion, after giving notice to and consulting with the Company, arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

     (b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

     11. If any Pricing Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Sections 6 and 8 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the

Representatives for all reasonable out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement: Attention: Company Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and
(iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT CORPORATION SYSTEM, New York, New York, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

     15. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

     16. Time shall be of the essence of each Pricing Agreement. As used herein, "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     17. EXCEPT AS MAY BE OTHERWISE PROVIDED IN A PRICING AGREEMENT, THIS AGREEMENT AND EACH PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                                                     ANNEX I

                            FORM OF PRICING AGREEMENT


[Name(s) of (Co-)Representative(s)]
   As Representative(s) of the several
     Underwriters named in Schedule I hereto, [Address]


                                                                     [Date]

Ladies and Gentlemen:

         Vodafone Group Public Limited Company, a public limited company incorporated in England and Wales (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, a copy of which is attached hereto as an Annex (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Prospectus (as defined in the Underwriting Agreement), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives or to the Underwriters in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.




         If the foregoing is in accordance with your understanding, please sign and return to us ______ counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the

Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request.

                                       Very truly yours,

                                       VODAFONE GROUP PUBLIC LIMITED COMPANY



                                       By: ..................................
                                           Name:
                                           Title:

Accepted as of the date hereof:

[Insert name(s) of Representative(s)]


By: ......................................
    Name:
    Title:


             On behalf of each of the Underwriters

                                   SCHEDULE I


                                                                      PRINCIPAL
                                                                      AMOUNT OF
                                                                      DESIGNATED
                                                                      SECURITIES
                                                                        TO BE
                                   UNDERWRITER                        PURCHASED
                                   -----------                        ----------

[Insert name(s) of Representative(s)]                             $
[Insert names of other Underwriters, if any]

















                                                                ----------------
              Total..........................................     $
                                                                ================

                                   SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

       [  %] [Floating Rate] [Zero Coupon] [Notes]
       [Debentures] due                        ,

AGGREGATE PRINCIPAL AMOUNT:
       [$]

PRICE TO PUBLIC:

       % of the principal amount of the Designated Securities, plus accrued
       interest [, if any,] from          to                     [and accrued
       amortization [, if any,] from            to             ]

PURCHASE PRICE BY UNDERWRITERS:

       % of the principal amount of the Designated Securities, plus accrued
       interest from                 to          [and accrued amortization
       [, if any,] from                 to                    ]

FORM OF DESIGNATED SECURITIES:

       Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

       Federal (same-day) funds

TIME OF DELIVERY:

        a.m. (New York City time),                  ,

INDENTURE:

       Indenture dated February 10, 2000, between the Company and Citibank, N.A., as Trustee


[FUNGIBILITY:

       The Designated Securities will be fully fungible with, and form a single
       issue and series with, the      , 20__ issuance of $       in principal
       amount of     % Notes due 20__]


MATURITY:


INTEREST RATE:

       [   %] [Zero Coupon] [See Floating Rate Provisions]

INTEREST PAYMENT DATES:

       [months and dates, commencing ....................., 20__]

REDEMPTION PROVISIONS:

       [No provisions for redemption]

       [The Designated Securities may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company, in the
       amount of [$       ] or an integral multiple thereof,

       [on or after       ,     at the following redemption prices (expressed
       in percentages of principal amount).  If [redeemed on or before        ,
           %, and if] redeemed during the 12-month period beginning           ,


                                                   REDEMPTION
               YEAR                                  PRICE
               ----                                ----------




       and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

       [on any interest payment date falling on or after       ,         , at
       the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]]

       [Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law]

       [Restriction on refunding]

[FURTHER ISSUANCES:

       We may, at our option, at any time and without the consent of the then existing noteholders issue additional notes in one or more transactions subsequent to the date hereof with terms (other than the issuance date, issue price and, possibly, the first interest payment date) identical to the Designated Securities. These additional notes will be deemed to be part of the same series as the Designated Securities and will provide the holders of these additional notes the right to vote together with holders of the Designated Securities.]

SINKING FUND PROVISIONS:

       [No sinking fund provisions]

       [The Designated Securities are entitled to the benefit of a sinking
       fund to retire [$          ] principal amount of Designated Securities
       on         in each of the years          through              at 100%
       of their principal amount plus accrued interest [, together with [cumulative] [noncumulative] redemptions at the option of the Company
       to retire an additional [$     ]
       principal amount of Designated Securities in the years        through
                at 100% of their principal amount plus accrued interest.]

       [If Designated Securities are extendable debt securities, insert--

EXTENDABLE PROVISIONS:

       Designated Securities are repayable on      , [insert date and years], at
       the option of the holder, at their principal amount with accrued interest. The initial annual interest rate will be %, and thereafter the
       annual interest rate will be adjusted on      , and to a rate not less
       than     % of the effective annual interest rate on U.S. Treasury
       obligations with     -year maturities as of the [insert date 15 days
       prior to maturity date] prior to such [insert maturity date].]

      [If Designated Securities are floating rate debt securities, insert--

FLOATING RATE PROVISIONS:

       Initial annual interest rate will be       % through          [and
       thereafter will be adjusted [monthly] [on each          ,         ,
       and       ] [to an annual rate of      % above the average rate for
            -year [month][securities][certificates of deposit] issued by
       and        [insert names of banks].] [and the annual interest rate
       [thereafter] [from              through         ] will be the interest
       yield equivalent of the weekly average per annum market discount rate
       for           -month Treasury bills plus     % of Interest Differential
       (the excess, if any, of (i) the then current weekly average per annum
       secondary market yield for       -month certificates of deposit over (ii)
       the then current interest yield equivalent of the weekly average per
       annum market discount rate for         -month Treasury bills); [from
               and thereafter the rate will be the then current interest yield
       equivalent plus   % of Interest Differential].]

DEFEASANCE PROVISIONS:



CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:



ADDITIONAL CLOSING CONDITIONS:

     Paragraph 7(h) of the Underwriting Agreement should be modified in the event that the Securities are denominated in, indexed to, or principal or interest are paid in, a currency other than the U.S. dollar, more than one currency or in a composite currency. The country or countries issuing such currency should be added to the banking moratorium and hostilities clauses and the following additional clause should be added to the paragraph (the entire paragraph should be restated, as amended):

           "; ( ) the imposition of the proposal of exchange controls by any governmental authority in [insert the country or countries issuing such currency, currencies or composite currency]".

     If the Securities are to be listed on any securities exchange, insert the following:

           "( ) The Securities shall have been admitted to listing on the [name of relevant securities exchange]."



ADDITIONAL OPINIONS:

     If the Securities are denominated in and pay interest in a currency other than U.S. dollars, U.S. counsel for the Company and local counsel for the Company shall give the following opinion:



           "( ) All interest on the Securities may, under the current laws and regulations of [insert jurisdiction], be paid in [insert currency] that may be converted into foreign currency that may be freely transferred out of [insert jurisdiction], and all interest and other distributions on the Securities will not be subject to withholding or other taxes under the laws and regulations of [insert jurisdiction] and are otherwise free and clear of any other tax, withholding or deduction in [insert jurisdiction] and without the necessity of obtaining any Governmental Authorization in [insert jurisdiction]."



NAMES AND ADDRESSES OF REPRESENTATIVES:

     Designated Representatives:

     Address for Notices, etc.:

[OTHER TERMS:

- Selling Restrictions
- Agreement regarding time of delivery if settlement is other than T+3]

                                                                       ANNEX II

         Pursuant to Section 7(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

                (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) audited by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been [SEPARATELY] furnished to the representative or representatives of the Underwriters (the "Representatives") such term to include an Underwriter or Underwriters who act without any firm being designated as its or their representatives [AND ARE ATTACHED HERETO];

                [(iii)They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's interim report on Form 6-K incorporated by reference into the Prospectus as indicated in their reports thereon copies of which [HAVE BEEN SEPARATELY FURNISHED TO THE REPRESENTATIVES][ARE ATTACHED HERETO]; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the [ACT AND THE EXCHANGE] Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the [ACT AND THE EXCHANGE] Act and the related published rules and regulations;]

                (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 3 of the Company's Annual Report on Form 20-F for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 20-F for such fiscal years;


                                    AII - 1

                (v) They have compared the information in the Prospectus under selected captions (if any) with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 3 and 6 of Form 20-F and of Regulation S-K;

                (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                       (A) (i) the unaudited condensed consolidated statements
                of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in an interim report on Form 6-K incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in an interim report on Form 6-K incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

                       (B) any other unaudited income statement data and balance
                sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 20-F for the most recent fiscal year;

                       (C) the unaudited financial statements which were not
                included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause
                (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 20-F for the most recent fiscal year;

                       [(D) any unaudited pro forma consolidated condensed
                financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have



                                    AII - 2
                not been properly applied to the historical amounts in the compilation of those statements;]

                       (E) as of a specified date not more than five days prior
                to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                       (F) for the period from the date of the latest financial
                statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                (vii) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

         All references in this Annex II to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) in relation to the applicable Designated Securities for purposes of the letter delivered at the Time of Delivery for such Designated Securities.

                                    AII - 3

                                                               SCHEDULE 7(c)(i)




                         FORM OF OPINION OF U.S. COUNSEL

                         IN CONNECTION WITH SECTION 7(c)





                                                                   [Date]



[To Underwriters]



Ladies and Gentlemen:

     In connection with the issuance by Vodafone Group Plc, a public limited company organized under the laws of England and Wales (the "Company"), of U.S.$
aggregate principal amount of the Company's     % Notes due 20__ (the
"Securities"), pursuant to the Pricing Agreement (the "Pricing Agreement"),
dated                 (which incorporates by reference the provisions of the
Underwriting Agreement attached thereto (the "Underwriting Agreement")), between the Company and you as the underwriters, issued pursuant to the Indenture, dated as of February 10, 2000 (the "Indenture"), between the Company and Citibank, N.A., as Trustee (the "Trustee"), we, as United States counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:


          (1) Assuming the Indenture has been duly authorized, executed and delivered by the Company insofar as the laws of England and Wales are concerned, the Indenture has been duly executed and delivered by the Company, has been duly qualified under the Trust Indenture Act of 1939 and constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, provided, however, that we express no opinion as to the provisions relating to events of default under Sections 501(5), 501(6) and 501(7) of the Indenture, which are governed by English law.

          (2) Assuming the Securities have been duly authorized, executed, authenticated, issued and delivered by the Company insofar as the laws of England and Wales are concerned, they have been duly executed, authenticated, issued and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, provided, however, that we express no opinion as to the provisions relating to events of default under Sections 501(5), 501(6) and 501(7) of the Indenture, which are governed by English law.

          (3) Assuming the Pricing Agreement has been duly authorized, executed and delivered by the Company insofar as the laws of England and Wales are concerned, it has been duly executed and delivered by the Company.


          (4) The issuance of the Securities in accordance with the Indenture and the sale of the Securities by the Company to you pursuant to the Pricing Agreement does not, and the performance by the Company of its obligations under the Indenture, the Pricing Agreement and the Securities will not, violate any Federal law of the United States or any law of the State of New York applicable to the Company; provided, however, that, for the purposes of this paragraph (4), we express no opinion with respect to Federal or state securities laws, other antifraud-laws and fraudulent transfer laws, and the Employment Retirement Income Security Act of 1974 and related laws; provided further that, insofar as the performance by the Company of its obligations under the Indenture, the Pricing Agreement and the Securities is concerned, we express no opinion as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights.


          (5) Assuming the validity of such action under the laws of England and Wales, under the laws of the State of New York relating to submission to personal jurisdiction, the Company has, pursuant to Section 14 of the Underwriting Agreement and Section 115 of the Indenture, validly and irrevocably submitted to the personal jurisdiction of any Federal or state court in the Borough of Manhattan, The City of New York, New York, in any suit or proceeding arising out of or relating to the Pricing Agreement or the transactions contemplated thereby, has validly and irrevocably waived, to the fullest extent it may effectively do so, any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed CT Corporation System in New York as its authorized agent for the purposes described in Section 14 of the Underwriting Agreement and Section 115 of the Indenture, and service of process effected on such agent in the manner set forth in Section 14 of the Underwriting Agreement or Section 115 of the Indenture will be effective to confer valid personal jurisdiction over the Company in any such action subject, in each case, to bankruptcy, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (6) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Securities by the Company to you have been obtained or made, provided that we express no opinion as to state securities or Blue Sky laws.

          (7) The Company is not an "investment company" or a company "controlled" by an "investment company" required to be registered under the United States Investment Company Act of 1940.


     In connection with our opinion set forth in paragraph (5) above, we assume that any such action will be properly brought in a court having jurisdiction over the subject matter, and we are expressing no opinion with respect to the subject matter jurisdiction of any such court. Also, we are expressing no opinion as to whether or under what circumstances such a court might decline to accept jurisdiction over such action on the ground that New York is an inconvenient forum.


     The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. In rendering the foregoing opinion we have, with your approval, assumed that the Company is a public limited company incorporated under the laws of England and Wales. We note that as to all matters of English law, you have received the opinion, dated the date
hereof, of            , English counsel to the Company, delivered to you
pursuant to Section 7(d) of the Underwriting Agreement and the opinion of      ,
Group General

Counsel and Company Secretary of the Company, delivered to you pursuant to
Section 7(e) of the Underwriting Agreement.

     Also, with your approval, we have relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities conform to the specimens thereof examined by us, that the Trustee's certificates of authentication of the Securities have been manually signed by one of the Trustee's duly authorized officers or duly authorized attorneys-in-fact and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.


                                           Very truly yours,

                                                               SCHEDULE 7(c)(ii)

                        FORM OF LETTER FROM U.S. COUNSEL

                         IN CONNECTION WITH SECTION 7(c)





                                                                         [Date]




[To Underwriters]




Ladies and Gentlemen:

                  This is with reference to the registration under the Securities Act of 1933 (the "Act") and offering of U.S.$ aggregate principal
amount of    % Notes due 20__ (the "Securities") of Vodafone Group Plc, a public limited company organized under the laws of England and Wales (the "Company"). The Registration Statement was filed on Form F-3 in accordance with procedures of the Securities and Exchange Commission (the "Commission") permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Securities have been offered by the prospectus dated December 5, 2003 (the "Basic Prospectus"), as supplemented by the Prospectus Supplement
dated          (the "Prospectus

Supplement"), which updates or supplements certain information contained in the Basic Prospectus. The Basic Prospectus as so supplemented does not necessarily contain a current description of the Company's business and affairs since, pursuant to Form F-3, it incorporates by reference certain documents filed with the Commission which contain information as of various dates.



     As United States counsel for the Company, we reviewed the Registration Statement, the Basic Prospectus and the Prospectus Supplement and participated in discussions with your representatives and those of the Company, its independent accountants and its English counsel and those of your United States counsel and advised the Company as to the requirements of the Act and the applicable rules and regulations thereunder. Between the date of the Prospectus Supplement and the time of the delivery of this letter, we participated in further discussions with your representatives and those of the Company, its independent accountants and its English counsel and those of your United States counsel during which the contents of certain portions of the Basic Prospectus and Prospectus Supplement and certain related matters were discussed, and reviewed certificates of officers of the Company, legal opinions addressed to you and a letter addressed to you from the Company's independent accountants.


     On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form F-3 and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the Act, we confirm to you that, in our opinion, each part of the Registration Statement, when such part became effective, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder. Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities, any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Also, nothing that has come to our attention in the course of the procedures described in the second sentence of the preceding paragraph has caused us to believe that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date and time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


     The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, any Post-Effective Amendment thereto, the Basic Prospectus or the Prospectus Supplement except for those made under the captions "Description of Debt Securities We May Offer" and "Plan of Distribution" in the Basic Prospectus and "Description of Notes" and "Underwriting" in the Prospectus Supplement, insofar as they relate to provisions of documents therein described and "Taxation - United States Federal Income Taxation" in the Basic Prospectus [and "Taxation" in the Prospectus Supplement] insofar as they relate to provisions of U.S. Federal tax law therein described. Also, we do not express any opinion or belief as to the financial statements or other financial or statistical data contained in the Registration Statement, any Post-Effective Amendment thereto, the Basic Prospectus or the Prospectus Supplement, or as to the statement of the eligibility and qualification of the Trustee under the Indenture under which the Securities are being issued or as to any statement made by English counsel with respect to English law.

     This letter is furnished by us as United States counsel for the Company to you as Underwriters of the Securities and is solely for your benefit.


                                           Very truly yours,

                                                                   SCHEDULE 7(d)



                       FORM OF OPINION OF ENGLISH COUNSEL

                         IN CONNECTION WITH SECTION 7(d)


                               Debt Legal Opinion

                                                   One Silk Street
                                                   London EC2Y 8HQ
                                                   Telephone (44-20) 7456 2000
                                                   Facsimile (44-20) 7456 2222
                                                   Group 4 Fax (44-20) 7374 9318
                                                   DX Box Number 10 CDE


[Name and Address of Underwriters]
([together] the "UNDERWRITER[S])"

and

Citibank, N.A. as Trustee (the "TRUSTEE")
14th Floor
111 Wall Street
New York, New York 10043


                                                                          [Date]

Dear Sirs

VODAFONE GROUP PLC (THE "COMPANY")
U.S.$ [-] [-%]/[FLOATING RATE] NOTES DUE 20[-] (THE "NOTES")

1 We have acted as English legal advisers to the Company in connection with the issue of the Notes and we have taken instructions solely from the Company.

2 This opinion is limited to English law as applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law. In particular we express no opinion on matters of federal law of the United States or the laws of any State of the United States or the laws of any other jurisdiction.

3 For the purpose of this opinion we have examined only the documents listed and, where appropriate, defined in the Schedule to this letter. We have assumed that the Pricing Agreement, the Securities Depositary Agreement and the Indenture (together, the "RELEVANT AGREEMENTS") are within the capacity and powers of, and have been validly authorised by and are binding upon, each of the respective parties thereto (other than the Company) and that those documents have been or will be validly executed and delivered by the relevant parties (other than the Company), that each of the Relevant Agreements and the Notes is valid and binding on each party (including the Company) under the law to which it is expressed to be subject where that is not English law and that words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by English law.

     We have further assumed that:

3.1 all documents furnished to us as copies are genuine, authentic and complete and conform to the original documents of which they are copies and the genuineness of all signatures thereon or on the original thereof


A list of the names of the partners and their professional qualifications is open to inspection at the above office. The partners are solicitors, registered foreign lawyers or registered European lawyers. The firm is regulated by the Law Society.

Please refer to www.linklaters.com/regulation for important information on the regulatory position of the firm.

3.2 the Minutes and other corporate documents are a true and complete record of the proceedings described therein and the resolutions set out in the Minutes remain in full force and effect without modification

3.3 all applicable provisions of the Financial Services and Markets Act 2000 and any secondary legislation made under it with respect to anything done by the Underwriter[s] or the Depositary in relation to the Notes in, from or otherwise involving the United Kingdom (including Sections 19 (carrying on a regulated activity) and 21 (financial promotion)) and (where applicable) the requirements of any regulatory authority in the United Kingdom to whose supervision each of them is subject will have been complied with and

3.4 each of the Relevant Agreements and the Notes have been[, or as the case may be, will be] executed by the person(s) duly authorised to do so in the Minutes.

4    In our opinion:

4.1 The Company is a public limited company incorporated in England and Wales under the Companies Act 1985.

4.2 The results of a search at Companies House in London on [Closing Date] revealed no order or resolution for the winding-up of the Company and no appointment of a liquidator, receiver, administrative receiver or administrator. It should be noted that such searches are not capable of revealing definitively whether or not a petition for winding-up or administration has been presented in a County Court or District Registry or in the High Court of Justice, and that notice of a winding-up or administration order made, or winding-up resolution passed, or the appointment of a liquidator, administrative receiver or administrator, may not be filed at Companies House immediately.

4.3 The Company has the corporate power to enter into and to perform its obligations under the Relevant Agreements and to issue and perform its obligations under the Notes.

4.4 The Company has taken all necessary corporate action to authorise the execution, delivery and performance of the Notes and the Company has validly executed and delivered the Notes. There is no reason insofar as English law is concerned why the obligations assumed by the Company under the Notes are not valid and binding obligations of the Company.

4.5 The Company has taken all necessary corporate action to authorise the execution and delivery of the Securities Depositary Agreement and the deposit of the Notes by the Company in accordance with the Securities Depositary Agreement and the Company has validly executed and delivered the Securities Depositary Agreement. There is no reason insofar as English law is concerned why the obligations assumed by the Company under the Securities Depositary Agreement are not valid and binding obligations of the Company.

4.6 The Company has taken all necessary corporate action to authorise the execution and delivery of the Pricing Agreement and the Indenture and the Company has validly executed and delivered each such agreement. There is no reason insofar as English law is concerned why the obligations assumed by the Company under each such agreement are not valid and binding upon the Company.

4.7 Sections 501(5), 501(6) and 501(7) of the Indenture, which are governed by English law, constitute valid, binding and enforceable terms.

4.8 The issue by the Company of the Notes and compliance by the Company with the Relevant Agreements and the consummation of the transactions therein contemplated will not conflict with or result in any violation or breach by the Company of any provision of English law or of the Memorandum and Articles of Association of the Company.

4.9 The submission to jurisdiction and appointment of an agent for the service of process contained in the Relevant Agreements are valid under English law as currently in force and under current practice of the English courts at the date hereof; and any final and conclusive judgment of any state or federal court in the City and State of New York in respect of any legal suit, action or proceeding brought to enforce any liability of the Company under any Relevant Agreement in any such action or proceeding against the Company (a "UNITED STATES JUDGMENT") would be capable of being enforced by fresh proceedings in an English court against the Company without the necessity for a re-trial or re-examination of the matters thereby adjudicated

     4.9.1  unless:

            (i) the English court is not satisfied, in accordance with its own conflict of law principles, that the foreign court had jurisdiction over the Company (the English court will normally be so satisfied if the Company has freely submitted to the jurisdiction of the foreign court)

            (ii)   the judgment is not for a specific sum of money

            (iii)  the judgment was not final and conclusive

            (iv)   the judgment was obtained by fraud or misrepresentation

            (v) enforcement of the judgment would be contrary to English public policy or if the proceedings in which the judgment was obtained were contrary to natural justice or

            (vi)   the proceedings were of a revenue or penal nature; and

     4.9.2  provided that:

            (i) execution of an English judgment based on a judgment of a New York Court may be stayed if the New York Court's judgment is the subject of a pending appeal or the judgment debtor is entitled to and intends to appeal against the judgment

            (ii) in any proceedings to enforce in an English court a foreign judgment (including a United States Judgment) it is open to the defendant to raise any counterclaim that he could have brought if the action had originally been brought in England unless the subject of the counterclaim was in issue and decided in the foreign proceedings and

            (iii) (a) by virtue of the Protection of Trading Interests Act 1980, a judgment for multiple damages will not be enforceable and (b) under that Act, United Kingdom citizens and corporations and other persons carrying on business in the United Kingdom may recover sums paid under foreign judgments for multiple damages in excess of the compensation for the loss of the person in whose favour the judgment was given.

4.10 There are no consents, approvals, authorisations or orders required by the Company from any governmental or other regulatory agencies in Great Britain in connection with the issue and offering of the Notes and the performance by the Company of its obligations under the Relevant

     Agreements and under the terms of the Notes (including effecting payments of principal and interest on the Notes) provided that offers and sales of Notes having a maturity of one year or greater in the United Kingdom by the Company or the Underwriters (or any person acting on their behalf) are made only to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (whether as principal or agent) for the purposes of their businesses or in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995.

4.11 Except as disclosed in the Prospectus and subject to the qualifications and limitations set out therein, no United Kingdom taxes, levies or imposts are, as a matter of English law, required to be deducted or withheld from any payment of principal or interest by the Company to the Depositary (as holder of the Notes) in respect of the Notes.

4.12 Except as disclosed in the Prospectus, no United Kingdom stamp duty is payable in connection with the issue, sale and delivery of the Notes or the deposit of the Notes under the Securities Depositary Agreement.

4.13 Each of (i) a holder in respect of Notes, if and when so entitled, and (ii) the Underwriter[s] in respect of the Pricing Agreement is entitled to sue as claimant in the English courts for the enforcement of its respective rights against the Company. The Company is not entitled to any special immunity from proceedings in England with respect to the Relevant Agreements or the Notes. The Underwriter[s] could commence proceedings in an English court of competent jurisdiction against the Company in connection with the Pricing Agreement and the Trustee could commence proceedings in an English court of competent jurisdiction against the Company in connection with the Indenture and such English court would accept jurisdiction in respect of any such proceedings unless the Company objected to the bringing of those proceedings on the grounds of forum non conveniens and the court upheld that objection. The English courts will recognise and give effect to the choice of the laws of the State of New York as the governing law of the Notes and the Relevant Agreements (except for Sections 501(5), 501(6) and 501(7) of the Indenture which are expressed to be governed by English law). Accordingly, under the principles of English conflicts of laws the existence and validity of the contract, and any term thereof (except as provided in the preceding sentence), between the parties is a matter of New York law.

4.14 The statement in paragraph (4) under "Enforceability of Civil Liabilities" contained in the Prospectus relating to enforceability of judgments, insofar as such statement describes legal matters, documents or proceedings under the laws of England, is a statement which is accurate in all material respects; and the statements contained in the Prospectus Supplement under the caption "Taxation", insofar as such statements describe matters of United Kingdom taxation law and matters relating to the U.S.-U.K. Estate Tax Treaty are accurate in all material respects.

5 The term "ENFORCEABLE" as used above in paragraph 4.7 means that the obligations assumed by the relevant party are of a type which the English courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

5.1 enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation and other laws of general application relating to or affecting the rights of creditors;

5.2 enforcement may be limited by general principles of equity - for example, equitable remedies may not be available where damages are considered to be an adequate remedy;

5.3 claims may become barred under the Limitation Act 1980 or may be or become subject to set-off or counterclaim;

5.4 where obligations are to be performed in a jurisdiction outside England, they may not be enforceable in England to the extent that performance would be illegal under the laws of that jurisdiction;

5.5 a provision in an agreement may be unenforceable if it amounts to a penalty under English law; and

5.6 an English court may refuse to give effect to any provision of an agreement which amounts to an indemnity in respect of the costs of unsuccessful litigation brought before an English court or where the court itself has made an order for costs.

6    This opinion is subject to the following:

6.1 Any certificate, determination, notification, opinion, minute or the like might be held by an English court not to be conclusive if it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error despite any provision in the relevant agreements to the contrary.

6.2 Save to the limited extent specified in paragraph 4.14, we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion contained in the Prospectus or that no material facts have been omitted from it.

6.3 So far as they relate to United Kingdom stamp duties, any undertakings or indemnities given by the Company may be void under section 117 of the Stamp Act 1891.

6.4 We express no opinion as to the compliance or otherwise with the financial limitations on borrowings or covenants by the Company contained in the Articles of Association of the Company.

7 This opinion is given on the basis that, since the date of, or as the case may be, date of certification of, there has been, no amendment to, or termination or replacement of, the documents referred to in the Schedule to this opinion and on the basis of English law in force as at the date of this opinion. This opinion is also given on the basis that we undertake no responsibility to notify you of any change in English law after the date of this opinion.

8 This opinion is addressed to you solely for your benefit and solely in connection with the issue of the Notes. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

Yours faithfully




Linklaters

                                    SCHEDULE

1 Pricing Agreement dated [-] between the Company and the Underwriter[s] (the "PRICING AGREEMENT"), incorporating the terms of the Underwriting Agreement set out in Annex 1 to the Pricing Agreement.

2 Securities Depositary Agreement (the "SECURITIES DEPOSITARY AGREEMENT") dated 10 February 2000 between, inter alios, the Company and Citibank, N.A. (the "DEPOSITARY").

3 Indenture (the "INDENTURE") dated 10 February 2000 between the Company and the Trustee.

4 A certified copy of the Memorandum and Articles of Association of the Company.

5 A certified copy of an extract of the Minutes of a Meeting of the Board of Directors of the Company held on [-] and a certified copy of an extract of the Minutes of a Meeting of a Committee of the Board of Directors of the Company held on [-] (together, the "MINUTES").

6 Prospectus dated [-] 2003 and a Prospectus Supplement dated [-] (the "PROSPECTUS SUPPLEMENT") (together, the "PROSPECTUS").

                                                                   SCHEDULE 7(e)




            FORM OF OPINION OF VODAFONE GENERAL COUNSEL AND SECRETARY

                         IN CONNECTION WITH SECTION 7(e)




                                                                       [Date]


[To Underwriters]


Dear Sirs:

     I am the Group General Counsel and Company Secretary of Vodafone Group Plc, a company organised under the laws of England and Wales (the "Issuer"), and have provided legal advice and assistance to the Issuer in connection with the issue and sale today by the Issuer through you as Underwriters (the "Underwriters"), pursuant to the Pricing Agreement, dated (the "Pricing Agreement"), by and among
the Issuer and you, of U.S.$        in aggregate principal amount of its    %
Notes due 20__ (the "Securities") issued pursuant to the Indenture, dated as of 10 February 2000 (the "Indenture"), between the Issuer and Citibank, N.A., as Trustee (the "Trustee"), offered pursuant to the Prospectus, dated 5 December 2003, as amended and supplemented by the Prospectus Supplement, dated
(the "Prospectus").

     I have examined such corporate records, certificates and other documents as I have considered necessary or appropriate for the purposes of this opinion. In such examination, the genuineness of all signatures of all parties (other than the Issuer) on all documents and the conformity with original documents of all copies submitted to me has been assumed. I have further assumed that such documents are within the capacity and powers of, and have been duly authorised, executed and delivered by, and are valid and binding upon, each party other than the Issuer under New York law.

     In giving this opinion, I have made no investigation of laws of any country other than the laws of England and Wales and my opinion is confined to matters of English law as applied by the English courts. My opinion is given on the understanding that it will be governed by and construed in accordance with English law.

     On the basis of the foregoing, having regard to such legal considerations as I deem relevant, I am of the opinion that, insofar as the present laws of England and Wales are concerned:


(1) The Issuer is duly incorporated as a public limited company under the laws of England and Wales and has the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

(2)  The Issuer has an authorised ordinary share capital of      ordinary shares
     of U.S.$0.10 each, and all of the issued shares of capital stock of the Issuer have been duly and validly authorised and issued and are fully paid and non-assessable;

(3) To the best of my knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Issuer or any of its subsidiaries is a party or of which any property of the Issuer or any of its subsidiaries is the subject which, if determined adversely to the Issuer or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current consolidated financial position or results of operations of the Issuer and its subsidiaries taken as a whole; and, to the best of my knowledge, no such proceedings are threatened or contemplated;

(4) The Issuer is not in violation of its Memorandum and Articles of Association or other constituent documents and, to the best of my knowledge, neither the Issuer nor any of its subsidiaries is in material default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its material properties or assets is subject, in each case except for conflicts, breaches, defaults or violations which would not affect the validity or enforceability of the Securities or have a material effect on the consolidated financial condition or results of operations of the Issuer and its subsidiaries, taken as a whole;


(5) The issue and sale of the Securities and the compliance by the Issuer with all of the provisions of the Securities, the Indenture and the Pricing Agreement, and the consummation of the transactions therein contemplated will not, to the best of my knowledge, conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the material property or assets of the Issuer is subject; and

(6) The Issuer and each of its material subsidiaries have all material telecommunications licenses necessary to conduct their businesses as described in the Prospectus.

Yours faithfully,